EXHIBIT 10.13 – AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN REGISTRANT
AND SALLYANNE K. BALLWEG

15

[THE FIRST NATIONAL BANK OF LONG ISLAND LETTERHEAD]

December 1, 2008

Ms. Sallyanne K. Ballweg

Re: Letter Employment Agreement dated December 13, 2007 (the “Agreement”)

Dear Ms. Ballweg:

This will serve to confirm that we have agreed to amend the captioned Agreement in the following respects:

1. Section “1” of the Agreement is hereby deleted in its entirety and the following section is hereby substituted therefor:

“1. TERM; RENEWAL

              The Initial Term of the Agreement shall run from December 31, 2007 through and including June 30, 2009 and, if not terminated as described below, the term shall, on January 1 of each year, automatically be extended for an additional year, resulting in a new one and one-half year term (the “Renewal Terms”), with such modifications hereto as the parties shall agree in writing; provided, however, that the Agreement shall not be so extended in the event that you or FLIC provides written notice of non-extension to the other party no later than October 31 of the preceding year. Notwithstanding the foregoing, FLIC may not provide such notice of non-extension during any period of time in which the Board of Directors of FLIC is actively negotiating a transaction, the consummation of which would constitute a Change of Control Event (as hereinafter defined).”

2. Section 4.1 of the Agreement is hereby amended by the deletion of the words “One Hundred Per Cent (100%)” and the insertion of “One Hundred Fifty Per Cent (150%)” in place thereof.

3. Section 8.1 of the Agreement is hereby amended by the deletion of the number “twelve (12)” and the insertion of “eighteen (18)” in place thereof.

4. Section 10.1 of the Agreement is hereby amended by the deletion of the words “one (1) year” and the insertion of “eighteen (18) months” in place thereof.

          Please confirm that the foregoing accurately sets forth our understanding by signing and returning the enclosed copy of this letter. The Agreement will thereupon be deemed amended in the foregoing respects and, except as amended hereby, its terms will continue in full force and effect.

Very truly yours,

THE FIRST OF LONG ISLAND CORPORATION

By:	/s/ MICHAEL N. VITTORIO

Michael N. Vittorio
Chief Executive Officer

ACCEPTED AND AGREED:

/s/ SALLYANNE K. BALLWEG

SALLYANNE K. BALLWEG

16